Exhibit 99.1

Exelis reports first-quarter 2014 financial results, confirms 2014 guidance and provides update on Vectrus spin-off

  Earnings increase 17 percent and adjusted earnings, excluding Vectrus spin-off costs, increase 26 percent over same period in 2013
  $1 billion in orders in the quarter and funded backlog increase of 21 percent over the first quarter of 2013
  C4ISR segment orders increase 18 percent over first quarter of 2013; adjusted segment profitability up 600 basis points

MCLEAN, Va.--(BUSINESS WIRE)--May 2, 2014--Exelis (NYSE: XLS) reported financial results for the first quarter of 2014. First-quarter revenue was $1 billion, a 12 percent decrease from the first quarter of 2013. First-quarter earnings were $52 million, or $0.27 per share, a 17 percent increase from the first quarter of 2013. Adjusted earnings, which exclude costs related to the pending spin-off of the current Exelis Mission Systems business into an independent company that will be known as Vectrus, were $0.29 per share, a 26 percent increase from the same period in 2013. Free cash flow for the quarter was negative $160 million, which includes $44 million in cash returned to shareholders via dividends and share buybacks. The company reaffirms its full-year free cash flow expectations of approximately $250 million.

The company secured $1 billion in orders during the first quarter of 2014, including significant new business in three of its four Strategic Growth Platforms, along with orders from a variety of international customers. Key contracts and agreements in the quarter included:

  Nearly $200 million in awards for airborne electronic warfare equipment from the U.S. Navy, Turkey, Pakistan and other international customers.
  A multimillion-dollar order from a Japanese customer for the primary climate monitoring payload on the Greenhouse Gas Observing Satellite-2 (GOSAT)
  A $34 million order from Sikorsky for composite assemblies for the Marine Corps CH-53K next-generation heavy lift helicopter
  $135 million in orders for night vision and communications equipment from a variety of customers, including international orders for $50 million in i-Aware TMNVG night vision goggles

“We continued to earn new business from domestic and international customers in the first quarter of 2014 and profitability improved significantly in our C4ISR segment,” said Exelis CEO and President David F. Melcher. “We are also reaffirming our 2014 guidance and are looking forward to the successful spin-off of Vectrus this summer.”

Segment Results

C4ISR Electronics and Systems

C4ISR Electronics and Systems first-quarter 2014 revenue was $480 million, down 4 percent from the same period in 2013 due to volume declines in domestic night vision and counter-IED jammer products, partially offset by a surge in sales of both international tactical radios and electronic warfare equipment to U.S. customers. Segment adjusted operating income for the quarter was $47 million, an increase of 147 percent from the first quarter of 2013, due to lower restructuring charges compared to the same period in 2013.

Information and Technical Services

Information and Technical Services first-quarter 2014 revenue was $565 million, a decrease of 18 percent from the same period in 2013, driven by lower customer activity on U.S. government contracts in the Middle East and Afghanistan, slightly offset by increased revenue in Federal Aviation Administration programs. First-quarter adjusted operating income for the segment was $49 million, down 11 percent from the same period in 2013.

Vectrus Spin-off

The company continues to progress on the separation of its current Mission Systems business into an independent, publicly traded company that will be known as Vectrus, Inc. The most current public information on the Vectrus spin-off can be found at www.exelisinc.com/transformation.

2014 Guidance

Sales	≈$4.6 billion
Adjusted Operating Margin	≈11%
Adjusted Earnings Per Share	$1.52 - $1.59
Free Cash Flow	≈$250 million

Exelis reaffirms previously issued 2014 financial guidance, which includes approximately $20 million of projected restructuring expense and approximately $25 million of expenses related to the planned spin-off of Vectrus. The company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call Today

Exelis senior management will host a conference call for investors today at 10 a.m. Eastern Time to review first-quarter 2014 results and guidance, and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: http://investors.exelisinc.com.

About Exelis

Exelis is a diversified, top-tier global aerospace, defense, information and services company that leverages a 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. We are a leader in positioning and navigation, sensors, air traffic management solutions, image processing and distribution, communications and information systems; and focused on strategic growth in the areas of critical networks, ISR and analytics, electronic warfare and composite aerostructures. Headquartered in McLean, Va., Exelis employs about 17,000 people and generated 2013 sales of $4.8 billion. For more information, visit our website at www.exelisinc.com or connect with us on Facebook, Twitter and YouTube.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Some of the information included herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “may,” “could,” “outlook” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to:

  The timing and completion of the tax-free spin-off described in this document;
  Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. government or international defense budgets;
  Government regulations and compliance therewith, including changes to the Department of Defense procurement process;
  Our international operations, including sales to foreign customers;
  Competition, industry capacity and production rates;
  Misconduct of our employees, subcontractors, agents and business partners;
  The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;
  Changes in interest rates and other factors that affect earnings and cash flows;
  The mix of our contracts and programs, our performance, and our ability to control costs;
  Governmental investigations;
  Our level of indebtedness and our ability to make payments on or service our indebtedness;
  Subcontractor performance;
  Economic and capital markets conditions;
  The availability and pricing of raw materials and components;
  Ability to retain and recruit qualified personnel;
  Protection of intellectual property rights;
  Changes in technology;
  Contingencies related to actual or alleged environmental contamination, claims and concerns;
  Security breaches and other disruptions to our information technology and operations;
  Our ability to execute our internal performance plans including restructuring, productivity improvements and cost reduction initiatives;
  Unanticipated changes in our tax provisions or exposure to additional income tax liabilities; and
  Ability to execute our internal performance plans, including restructuring, productivity and cost-reduction initiatives.

The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2013, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Exelis Inc.
Condensed Consolidated Statements of Operations (unaudited)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2014	2013
Product revenue	$480	$499
Service revenue	565	686
Total revenue	1,045	1,185
Cost of product revenue	354	357
Cost of service revenue	474	577
Selling, general and administrative expenses	113	115
Research and development expenses	10	13
Restructuring and asset impairment charges	5	49
Operating income	89	74
Interest expense, net	9	8
Other (income) expense, net	(2)	2
Income from continuing operations before income tax expense	82	64
Income tax expense	30	20
Net income	$52	$44
Earnings Per Share
Basic
Net income	$0.27	$0.23
Diluted
Net income	$0.27	$0.23
Weighted average common shares outstanding – basic	189.6	188.3
Weighted average common shares outstanding – diluted	194.9	189.8
Cash dividends declared per common share	$0.10	$0.10

Exelis Inc.
Condensed Consolidated Balance Sheets (unaudited)
(IN MILLIONS)

	March 31,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$280	$469
Receivables, net	1,023	939
Inventories, net	267	246
Deferred tax asset	17	16
Other current assets	70	70
Total current assets	1,657	1,740
Plant, property and equipment, net	478	498
Goodwill	2,185	2,184
Other intangible assets, net	160	167
Deferred tax asset	192	216
Other non-current assets	86	79
Total non-current assets	3,101	3,144
Total assets	$4,758	$4,884
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$325	$367
Advance payments and billings in excess of costs	272	301
Compensation and other employee benefits	170	216
Other accrued liabilities	174	160
Total current liabilities	941	1,044
Defined benefit plans	1,359	1,407
Long-term debt	649	649
Deferred tax liability	3	2
Other non-current liabilities	117	130
Total non-current liabilities	2,128	2,188
Total liabilities	3,069	3,232
Commitments and contingencies
Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,642	2,623
Treasury stock	(45)	(16)
Retained earnings	507	475
Accumulated other comprehensive loss	(1,417)	(1,432)
Total shareholders' equity	1,689	1,652
Total liabilities and shareholders' equity	$4,758	$4,884

Exelis Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(IN MILLIONS)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net income	$52	$44
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	27	27
Stock-based compensation	8	5
Restructuring and asset impairment charges	5	49
Payments for restructuring	(11)	(6)
Defined benefit plans expense	17	26
Defined benefit plans payments	(42)	(39)
Change in assets and liabilities
Change in receivables	(84)	(27)
Change in inventories	(21)	(17)
Change in other assets	—	(3)
Change in accounts payable	(42)	(77)
Change in advance payments and billings in excess of costs	(29)	6
Change in deferred taxes	14	18
Change in other liabilities	(49)	(72)
Other, net	(3)	1
Net cash used in operating activities	(158)	(65)
Investing activities
Capital expenditures	(7)	(17)
Proceeds from the sale of assets	3	—
Acquisitions, net of cash acquired	—	(15)
Net cash used in investing activities	(4)	(32)
Financing activities
Dividends paid	(20)	—
Common stock repurchased	(24)	—
Proceeds from the exercise of stock options	12	1
Other, net	5	(2)
Net cash used in financing activities	(27)	(1)
Exchange rate effects on cash and cash equivalents	—	(9)
Net change in cash and cash equivalents	(189)	(107)
Cash and cash equivalents – beginning of year	469	292
Cash and cash equivalents – end of period	$280	$185

Key Performance Indicators and Non-GAAP Financial Measures

Management reviews key performance indicators including revenue, segment operating income and margins, orders growth, and backlog, among other metrics on a regular basis. In addition, we consider certain additional measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions and debt repayment. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for revenue, operating income, income from continuing operations, or net cash from continuing operations as determined in accordance with GAAP. We consider the following non-GAAP measure, which may not be comparable to similarly titled measures reported by other companies, to be a key performance indicator:

“Adjusted net income” defined as net income, adjusted to exclude items that include, but are not limited to, significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of adjusted net income is provided below.

“Segment adjusted operating income” defined as operating income of our two segments, adjusted to exclude items that include, but are not limited to, significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of segment operating income is provided below.

“Free cash flow” defined as GAAP cash provided by operating activities, less capital expenditures plus separation costs. This metric does not include dividend payments.

Exelis Inc.
Non-GAAP Financial Measures - Adjusted Net Income & Adjusted EPS

	Three Months Ended
	March 31,
($ million, except per share)	2014	2013
Net Income	52	44

Separation Costs for the Vectrus Spin-off, net of tax	5	-
Adjusted Net Income	57	44

Net Income per fully diluted share	$0.27	$0.23
Adjusted Net Income per fully diluted share	$0.29	$0.23

Weighted Average Shares Outstanding, Diluted	194.9	189.8

Exelis Inc.
Non-GAAP Financial Measures - Adjusted Segment Operating Income &
Operating Margin

	Three Months Ended
	March 31,
($ million)	2014	2013
Sales	1,045	1,185
C4ISR	480	499
I&TS	565	686

Segment Operating Income, As Reported	89	74
C4ISR	43	19
I&TS	46	55

Separation Costs	7	-
C4ISR	4	-
I&TS	3	-

Segment Operating Income, Adjusted	96	74
C4ISR	47	19
I&TS	49	55

Segment Operating Margin, As Reported
C4ISR	8.9%	3.8%
I&TS	8.1%	8.0%

Segment Operating Margin, Adjusted
C4ISR	9.8%	3.8%
I&TS	8.7%	8.0%

Operating Margin, As Reported	8.5%	6.2%
Operating Margin, Adjusted	9.2%	6.2%

Exelis Inc.
Free Cash Flow Year-to-Date

	Three Months Ending	Three Months Ending
	March 31,	March 31,
($ million)	2014	2013
Cash Flow From Operating Activities	(158)	(65)

Subtract:
Capital Expenditures	(7)	(17)

Free Cash Flow	(165)	(82)

Add:
Separation Costs for the Vectrus Spin-off, net of tax	5	-
Free Cash Flow, as Adjusted	(160)	(82)

CONTACT:
Exelis
Investors
Katy Herr, 703-790-6376
Katy.Herr@exelisinc.com
or
Media
B.J. Talley, 703-790-6349
William.Talley@exelisinc.com